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                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                          WORLD OMNI AUTO LEASING, INC.


                                    ARTICLE I

                           NAME AND REGISTERED OFFICE

                  The name of the Corporation is World Omni Auto Leasing, Inc., and the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE II

                                     PURPOSE

                  The purpose of the Corporation is to engage in only the following activities:

                  (a) to act as settlor or grantor of one or more trusts (each a "Securitization Trust") formed pursuant to a trust agreement or other agreement for the purpose of acquiring beneficial interests in one or more other trusts (each an "Origination Trust" and the beneficial interests in which are "Origination Trust Interests"), which Origination Trust Interests represent beneficial interests in various retail closed-end lease contracts of motor vehicles, the related leased vehicles and other related rights and assets, which Securitization Trusts may issue notes ("Notes") and/or certificates ("Certificates") of beneficial interest in the assets of such Securitization Trust;

                  (b) to acquire, own, hold, sell, transfer, convey, lease, sublease, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with (including the borrowing of money to facilitate any of the activities listed above), publicly or privately and whether with unrelated third parties or with



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affiliated entities, Origination Trust Interests, including without limitation any special units of beneficial interest ("SUBIs") or undivided trust interests ("UTIs") created with respect to the Origination Trust, Notes and Certificates;

                  (c) to loan or otherwise invest funds received as a result of the Corporation's interest in any Origination Trust Interests or Certificates and any other income, as determined by the Corporation's Board of Directors from time to time;

                  (d) to enter into underwriting or other agreements in the nature of a revolving loan agreement with one or more financial institutions to whom the Corporation may sell Notes and/or Certificates representing fluctuating interests in the assets of trusts described above;

                  (e) to hold, pledge, transfer or otherwise deal with Notes and/or Certificates, including Notes and/or Certificates representing a subordinated or residual interest in Receivables ("Subordinated Interests");

                  (f) to loan or otherwise invest proceeds from Receivables, funds received in respect of Notes and/or Certificates or Subordinated Interests and any other income, as determined by the Corporation's Board of Directors; and

                  (g) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.


                                   ARTICLE III

                                  CAPITAL STOCK

                  The maximum number of shares of stock that the Corporation is authorized to issue is one hundred (100) shares of Common Stock each having a par value of One Dollar ($1.00).



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                                   ARTICLE IV

                               CORPORATE EXISTENCE

                  The Corporation is to have perpetual existence.


                                    ARTICLE V

                              SECTION 203 ELECTION

         The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE VI

                           INITIAL BOARD OF DIRECTORS

                  The names and addresses of the initial directors of the Corporation are:


                  Name                                  Address

         Lawrence S. Rich                      100 N.W. 12th Avenue
                                               Deerfield Beach, FL  33442

         Daryl P. Smith                        100 N.W. 12th Avenue
                                               Deerfield Beach, FL  33442

         A. Tucker Allen                       100 N.W. 12th Avenue
                                               Deerfield Beach, FL  33442

         Jeffrey B. Shapiro                    801 Brickell Ave., Suite 1501
                                               Miami, FL  33131

         Christopher C. Wheeler                225 Glades Road, Suite 340-W
                                               Boca Raton, FL  33431

The initial directors shall hold office until the first Annual meeting of Shareholders and until their successors shall have been duly elected and qualified, or until their earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation, but shall never be fewer than three (3) nor


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more than five (5). At all times, at least two (2) of the directors of the
Corporation shall be Independent Directors. "Independent Director" shall mean a director of the Corporation who shall not at present nor at any time during the preceding five years be (i) a director, officer, employee or former employee of any Affiliate, (ii) a natural person related to any director or officer of any Affiliate, (iii) a holder (directly or indirectly) of more than 5% of any voting securities of any Affiliate, or (iv) a natural person related to a holder (directly or indirectly) of more than 5% of any voting securities of any Affiliate. "Affiliate" shall mean any entity other than the Corporation or any similarly organized special purpose finance subsidiary of an Affiliate (i) which owns, beneficially, directly or indirectly, more than 10% of the outstanding shares of the common stock of the Corporation, (ii) which is in control of the Corporation, as defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. ss.230.405, (iii) of which 10% or more of the outstanding shares of its common stock is owned, beneficially, directly or indirectly, by any entity described in clause (i) or (ii) above, or
(iv) which is controlled by an entity descried in clause (i) or (ii) above, as defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. ss.230.405.


                                   ARTICLE VII

                               DIRECTORS PROTECTED

                  (a) A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

                  (b) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stock-


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holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transactions from which the director derived any improper personal benefit. No amendment to or repeal of the provisions set forth in the preceding sentence shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                  ARTICLE VIII

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

                  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.




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                                   ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS

                  (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director (including an Independent Director), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  (b) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article IX, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article IX. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.



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                  (c) The termination of any action, suit or proceeding by
judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

                  (d) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation. Expenses (including attorneys' fees) incurred by other employees or agents of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (e) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 1(e) to
Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.



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                  (f) The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


                                    ARTICLE X

                             CORPORATE RESTRICTIONS

                  Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the affirmative vote or consent of 100% of the members of the Board of Directors (including, in each case, the two Independent Directors), do any of the following:

                  (a) engage in any business or activity other than those set forth in Article II;


                  (b) dissolve or liquidate, or take corporate action in furtherance of any such action;

                  (c) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                           (i) the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of any State of the United States or the District of Columbia, expressly assumes the due and punctual payment or performance of any and all obligations of the Corporation, including those obligations of the Corporation under any Agreement or Indenture, and has a Certificate of Incorporation containing provi-


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         sions substantially identical to the provisions of Article II, this
         Article X and Article XII;

                           (ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness; and

                           (iii) such action shall be authorized by the affirmative vote of a majority of the stockholders of the Corporation entitled to vote thereon;

                  (d) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or of a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action;

                  (e) delete, amend, supplement or otherwise modify any provision of this Certificate of Incorporation; or

                  (f) increase or reclassify the capital stock of the Corporation or issue any additional shares of capital stock of the Corporation.


                                   ARTICLE XI

                          RESERVATION OF RIGHT TO AMEND
                          CERTIFICATE OF INCORPORATION

                  Subject to the limitations set forth in Article X, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation; provided, however, that (a) the Corpora-


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tion shall not amend, alter, change or repeal any provision of Articles SIXTH,
TWELFTH and FOURTEENTH (the "Restricted Articles") except as follows: (i) as to Articles SIXTH and FOURTEENTH, with at least the majority vote of the entire Board of Directors, including the vote of at least two Independent Directors (as defined below) to specifically approve and authorize such amendment, alteration, change or repeal, and (ii) as to Article TWELFTH, with the vote of the entire Board of Directors, (b) the Corporation shall not amend, alter, change or repeal any other Article without the majority vote of the full Board of Directors, and
(c) the Corporation shall not amend, alter or change any Article so as to be inconsistent with the Restricted Articles.

                                   ARTICLE XII

                              CORPORATE PROCEDURES;
                        MAINTENANCE OF SEPARATE BUSINESS

                  The Corporation shall at all times (a) maintain the Corporation's books, accounting records and other corporate documents and records separate from those of its affiliates or any other entity, (b) not commingle the Corporation's assets with those of any affiliate or any other entity, and not hold itself out as being liable for the debts of another, (c) maintain the Corporation's books of account separate from those of any affiliate of the Corporation, (d) act solely in its corporate name and through its own authorized officers and agents, and will not send out any correspondence or any written communication in the name of the Corporation on the letterhead of any Affiliate or other entity, (e) separately manage the Corporation's liabilities from those of any its affiliates and pay its own liabilities, from its own separate assets, provided that the Corporation's stockholder or other affiliates may pay certain of the organizational costs and transactional expenses of the Corporation, (g) pay from the Corporation's assets all obligations and indebtedness of any kind incurred by the Corporation and (h) operate in such a manner that it would not be substantively consolidated with any other entity. The Corporation shall abide by all corporate formalities, including the maintenance of current minute books, and the Corporation shall keep books and records in a manner that indicates the separate existence of the Corporation and its assets and liabilities. The Corporation shall not assume the liabilities of any affiliate, and shall not guarantee the liabilities of any


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affiliate. The officers and directors of the Corporation (as appropriate) shall make decisions with respect to the business and daily operations of Corporation independent of and not dictated by any affiliate of the Corporation.


                                  ARTICLE XIII

                                  INCORPORATOR

                  The name and address of the incorporator of the Corporation is:

                  Name                              Address

         Deborah  M. Reusch                         P.O. Box 636
                                                    Wilmington, Delaware 19899


                                   ARTICLE XIV

                              VOLUNTARY BANKRUPTCY

                  Without the affirmative vote of the entire Board of Directors of the Corporation (including the affirmative vote of all Independent Directors), the Corporation will not (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it,
(c) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any corporate action in furtherance of the actions set forth in clauses (a) through
(f) above, provided, however, that no director may be required by any shareholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent. In the event of the insolvency of the Corporation and with regard to any action contemplated by the preceding sentence, no Independent Director will owe a fiduciary duty to any shareholder of the Corporation (except as may be specifically required by applicable law),


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but such Independent Director's fiduciary duty with regard to such action shall be owed instead to the creditors of the Corporation. No Independent Director shall serve as a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation, any Affiliate of the Corporation, or a substantial part of its respective property.

                                   ARTICLE XV

                                VOTING AGREEMENTS

                  No shareholder of the Corporation shall enter into a voting agreement or any other type of agreement vesting in another person the authority to exercise the voting power of any or all of the shareholder's shares.

                  I, the undersigned, being the Incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 1st day of November, 1996.


                                                     ---------------------------
                                                           Deborah M. Reusch
                                                               Incorporator


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